Exhibit 5.1

FOX ROTHSCHILD LLP
Princeton Pike Corporate Center
997 Lenox Drive
Lawrenceville, NJ 08648-2311

June 29, 2021

BIO-key International, Inc.

3349 Highway 138, Building A, Suite E

Wall, NJ 07719

Ladies and Gentlemen:

We are acting as counsel to BIO-key International, Inc., a Delaware corporation (the “Company”), in connection with the filing on this date of a Registration Statement on Form S-8 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), with the Securities and Exchange Commission (the “Commission”) for the registration of 601,500 shares (the “Shares”) of the Company’s Common Stock, $0.0001 par value per share (“Common Stock”), issuable under the BIO-key International, Inc. Amended and Restated 2015 Equity Incentive Plan (the “Plan”).

We have examined the original or a photostatic or certified copy of such documents, records, and other information as we deemed relevant and necessary as the basis for the opinion set forth below. In such examination, we have assumed the genuineness and authenticity of each document submitted to us as an original, the conformity to the original document of each document submitted to us as a certified copy or photostatic copy, and the authenticity of the original of each such latter document. In connection with our examination, we have assumed the genuineness and authenticity of all signatures on original documents, including electronic signatures made and/or transmitted using electronic signature technology (e.g., via DocuSign or similar electronic signature technology), that any such signed electronic record shall be valid and effective to bind the party so signing as a paper copy bearing such party’s handwritten signature, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photocopies, the authenticity of the originals of such latter documents, and the accuracy and completeness of all documents and records reviewed by us. In addition, we have assumed, in rendering the opinion set forth below, that any stock certificate evidencing any shares of the Company’s Common Stock registered by the Registration Statement, when issued under the Plan, will have been duly executed on behalf of the Company and will have been countersigned by the Company’s transfer agent and registered by the Company’s registrar prior to its issuance.

This opinion is limited to the General Corporation Law of the State of Delaware (including the statutory provisions, all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting the foregoing) and is based on these laws as in effect on the date hereof, and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction. We express no opinion as to the applicable choice of law rules that may affect the interpretation or enforcement of the Common Stock. We further disclaim any opinion as to any statute, rule, regulation, ordinance, order or other promulgation of any regional or local governmental body or as to any related judicial or administrative opinion or matter may be inferred or implied herefrom.

On the basis of our examination mentioned above, subject to the assumptions stated and relying on statements of fact contained in the documents that we have examined, we are of the opinion that the Shares registered pursuant to the Registration Statement have been duly and validly authorized and reserved for issuance and that upon the issuance of such Shares and payment therefore in accordance with the provisions of the Plan and the instruments executed pursuant to the Plan, the Shares will be legally and validly issued, fully paid, and non-assessable.

The opinion expressed herein is rendered as of the date hereof and we expressly disclaim any obligation to update this letter or advise you of any change in any matter after the date hereof.

We consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement. In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,
/s/ Fox Rothschild LLP